Exhibit 10.4

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (the “Agreement”) is entered into as of November 14, 2024 by and between ARTHUR DEVELOPMENT GROUP, INC., a Delaware corporation, formerly known as Arthur Group Inc., and further formerly known as Arthur Digital Assets, Inc. (the “Pledgor”), to and in favor of LM FUNDING AMERICA, INC. (hereinafter, together with its successors and assigns in such capacity, the “Lender”).

RECITALS

WHEREAS, Tech Infrastructure JV I LLC, a Delaware limited liability company (the “Borrower”), entered into that certain Loan Agreement of even date herewith, by and between Borrower and Lender (as amended, restated, modified, or supplemented from time to time, the “Loan Agreement”). All capitalized terms herein shall have the meanings ascribed to them in the Loan Agreement unless otherwise defined in this Agreement;

WHEREAS, as a condition of entering into the Loan Agreement, Lender requires that Pledgor secure Borrower’s obligations under the Loan Agreement by granting Lender a first priority Lien (subject to any Permitted Liens) against all of its outstanding membership interests in the Borrower as described in Exhibit A hereto (the “Pledged Equity”); and

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained and other good and valuable consideration receipt of which is hereby acknowledged, agree as follows:

1.
Pledge.
(a)
As security for the full and prompt performance of all Indebtedness (collectively the “Pledge Obligations”), Pledgor collaterally assigns, pledges and grants to Lender, a security interest in the Pledged Equity (the “Collateral”), together with whatever is receivable or received when the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and all proceeds thereof, dividends and distributions thereon, additions thereto and substitutions therefor, including all new or substituted or additional equity, other securities, cash or other properties distributed with respect to the foregoing stock or other securities subject to this Agreement, whether as a result of merger, consolidation, dissolution, reorganization, recapitalization, interest payment, stock split, stock dividend, other dividend or distribution, reclassification, redemption or any other change declared or made in the Borrower’s capital structure (collectively, the “Proceeds”), such Proceeds to be held by Lender in the same manner as the property originally pledged hereunder, except as otherwise provided in Section 3. The Collateral and the Proceeds are herein collectively referred to as the “Pledged Collateral.”
(b)
Upon Pledgor’s acquisition of any additional membership interest or other securities of the Borrower, Pledgor shall execute and deliver a Supplement to Pledge Agreement, substantially in the form of Exhibit B, representing such membership interests or other securities, which shall thereupon become Collateral for purposes of this Agreement.
(c)
If the Pledged Collateral is at any time represented by certificates or instruments, Pledgor shall deliver them to Lender to be held pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Lender. After the occurrence and during the continuation of

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an Event of Default beyond any applicable notice and cure period, Lender shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral in its possession for certificates or instruments of smaller or larger denominations.
(d)
At any time and from time to time during the continuation of an Event of Default beyond any applicable notice and cure period, Lender may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in Sections 2 and 3).
2.
Rights With Respect to Distributions. As long as any of the Pledge Obligations remain outstanding (except for contingent indemnity obligations, absent the assertion of a claim with respect thereto) and the Loan Agreement is in effect, Pledgor shall cause the Borrower not to issue or distribute any dividends, cash, securities, instruments or other property with respect to the Pledged Collateral except as permitted under the Loan Agreement. During the continuance of an Event of Default beyond any applicable notice and cure period, all rights of Pledgor to receive dividends, cash, securities, instruments and other distributions shall cease and all rights to dividends, cash, securities and other distributions shall thereupon be vested in Lender; Lender shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, cash, securities, instruments and other distributions. All dividends, cash, securities, instruments and other distributions which Pledgor receives in violation of the provisions of this section shall be received in trust for Lender’s benefit, shall be segregated from Pledgor’s other property and shall be forthwith delivered to Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).
3.
Irrevocable Proxy/Voting Rights. So long as no Event of Default exists, subject to any other applicable provision of this Agreement, Pledgor shall be entitled to exercise all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement. Lender shall execute and deliver (or cause to be executed and delivered) to Pledgor all proxies and other instruments as Pledgor reasonably requests for the purpose of enabling Pledgor to exercise the voting and other rights which Pledgor is entitled to exercise pursuant to this authorization. During the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights which Pledgor would otherwise be entitled to exercise hereunder shall cease upon notice from Lender, whereupon all such rights shall become vested in Lender, which shall thereupon have the sole right to exercise such voting and other consensual rights until it gives notice to Pledgor of its relinquishment of such rights, whereupon all such rights shall be revested with Pledgor.
4.
Release of Pledge. Lender shall release the Pledged Collateral from pledge hereunder upon full payment to Lenders of all Pledge Obligations and termination or expiration of the Loan Agreement. Upon such release, Lender shall deliver to Pledgor all Pledged Collateral then in Lender’s possession and shall execute and deliver to Pledgor or its designee such documents as Pledgor shall reasonably request to evidence such release, and Pledgor shall be authorized to file UCC amendments at such time evidencing the termination of the Liens so released and to remove any and all markings, legends or other evidence of the Liens granted hereunder.
5.
Continuing Agreement; Revocation; Obligations under Other Agreements. This is a continuing agreement and all rights, powers, and remedies hereunder shall apply to all Pledge Obligations now or hereafter existing under the Loan Documents, and notwithstanding the Bankruptcy of Pledgor. Pledgor’s obligations hereunder shall be in addition to any obligations of Pledgor or any other Person under any other pledges of security or guaranties for the Pledge Obligations heretofore given (including other security that Lender holds pursuant to the Loan Agreement or any agreement, document or other instrument referenced therein), now or hereafter to be given to Lender.

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6.
Separate Actions; Waiver of Statute of Limitations; Reinstatement of Liability. Pledgor’s obligations under this Agreement are independent of the Indebtedness, and a separate action or actions may be brought and prosecuted against Pledgor whether action is brought against any other Person, or whether any other Person be joined in any such action or actions. Pledgor acknowledges that there are no conditions precedent to the effectiveness of this Agreement (which have not already been obtained or waived) and that this Agreement is in full force and effect and is binding on Pledgor as of the date hereof, regardless of whether Lender obtains additional collateral or guaranties from others or take any other action contemplated by Pledgor. Pledgor waives the benefit of any statute of limitation affecting Pledgor’s liability hereunder or the enforcement thereof to the greatest legally permissible extent, and agrees that any payment of any Pledge Obligations or other act which shall toll any statute of limitation applicable thereto shall also operate to toll such statute of limitation applicable to Pledgor’s liability hereunder. Pledgor’s liability hereunder shall be reinstated and revived and Lender’s rights shall continue with respect to any amount paid on account of the Pledge Obligations secured hereby which shall thereafter be required to be restored or returned by Lender upon the bankruptcy or insolvency of Pledgor or any other Person or for any other reason, all as though such amount had not been paid.
7.
Representations and Warranties. Pledgor represents and warrants to Lender as follows:
(a)
Pledgor has the right and lawful authority to pledge the Pledged Collateral;
(b)
The Pledged Collateral is genuine and is owned by Pledgor, free and clear of all Liens (except Permitted Liens), adverse claims, defenses, rights of set-offs and counterclaims of any kind or character except for the security interest created hereunder, and as of the date hereof constitutes eighty percent (80%) of the issued membership interests of the Borrower;
(c)
No authorization, approval or other action by and no notice to or filing with any Governmental Authority is required for the pledge hereunder except for the filing of a financing statement as contemplated by Section 7(e) below;
(d)
The Borrower’s Limited Liability Company Operating Agreement in the form attached hereto as Exhibit C (the “Operating Agreement”) is in full force and effect;
(e)
Upon the execution and delivery by Pledgor of this Agreement, and Lender’s filing of a financing statement with the Secretary of State of the State of Delaware, with Pledgor as Debtor, Lender as Secured Party and the Pledged Collateral as Collateral, Lender will have a valid and perfected first Lien (subject to any Permitted Liens) upon the Pledged Collateral as security for the payment and performance of the Pledge Obligations;
(f)
None of the terms of the Operating Agreement or any other organizational document of the Borrower provide that it is governed by Article 8 of the Uniform Commercial Code in effect in the State of Delaware;
(g)
Pledgor’s execution, delivery and performance of this Agreement (i) are within Pledgor’s powers and have been duly authorized by all necessary corporate action; (ii) do not contravene Pledgor’s charter documents or violate any Applicable Law or any Material Agreement binding on Pledgor, except in each case, where such violation would not reasonably be expected to result in a Material Adverse Effect; (iii) do not require any authorization or approval or other action under the Operating Agreement or any other organizational document of the Borrower except for those approvals that have already been obtained prior to the date hereof, (iv) do not require any authorization or approval or other action by, or any notice to or filing with, any governmental authority or any other Person except such as have been obtained

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or made; and (v) do not, except as permitted or contemplated by the Loan Agreement or this Agreement, result in the imposition or creation of any Lien; and
(h)
This Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.
8.
Covenants of Pledgor. So long as any of the Pledge Obligations remains outstanding, Pledgor covenants as follows:
(a)
Pledgor shall execute and deliver such documents and take all such further action as Lender reasonably deems necessary to create, perfect, protect or continue the Lien contemplated hereby or to exercise or enforce its rights hereunder;
(b)
Pledgor shall not change the place where Pledgor keeps any of its records concerning the Pledged Collateral without giving Lender ten (10) days’ prior written notice of the address to which Pledgor is moving such books and records;
(c)
Pledgor shall not consent to any amendment or waiver of any provision of the Operating Agreement that would have an adverse effect on the attachment, protection or enforceability of the pledge of the Collateral hereunder; and
(d)
Pledgor shall provide any service and do any other acts or things necessary to keep the Pledged Collateral free and clear of all Liens (other than Permitted Liens), adverse claims, defenses, rights of set-offs and counterclaims.
9.
Powers of Lender. Pledgor hereby appoints Lender as Pledgor’s true and lawful attorney-in-fact, effective upon the occurrence and during the continuation of an Event of Default, for the purpose of carrying out this Agreement and taking any action and executing any instrument which the Lender may deem necessary or advisable to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement, and may be exercised from time to time by Lender’s officers, in their discretion, to take any action and to execute any instrument which Lender may deem reasonably necessary or desirable to accomplish the purposes of this Agreement, including:
(a)
to perform or cause the performance of any obligation of Pledgor hereunder in Pledgor’s name or otherwise;
(b)
to notify any Person obligated on any security instrument or other document subject to this Agreement of Lender’s rights hereunder;
(c)
during the continuance of any Event of Default, to liquidate any Pledged Collateral prior to maturity and to apply proceeds thereof to payment of the Pledge Obligations, notwithstanding the fact that such liquidation may give rise to penalties or loss of rights;
(d)
during the continuance of any Event of Default, to collect all cash or other property now or hereafter payable upon or on account of the Pledged Collateral;
(e)
during the continuance of any Event of Default, to enter into any extension, reorganization, deposit, merger or consolidation agreement or any other agreement relating to or affecting the Pledged Collateral and, in connection therewith, to deposit or surrender control of the Pledged

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Collateral, or to accept other property in exchange for the Pledged Collateral, subject otherwise to this Agreement; and
(f)
during the continuance of any Event of Default, to make any compromise or settlement Lender deems desirable or proper in respect of the Pledged Collateral.

Subject to the provisions above, this power shall be valid until the termination of the Liens created hereunder (but only exercisable for so long as an Event of Default exists and is continuing), any limitation under law as to the length or validity of a proxy to the contrary notwithstanding.

10.
Cash Collateral Account. Any money that Lender receives in respect of the Pledged Collateral may, at Lender’s option, and subject to Section 2, be retained in a non-interest-bearing cash collateral account and shall, for all purposes, be deemed Pledged Collateral.
11.
Lender’s Care and Delivery of Collateral. Lender’s obligations with respect to the Pledged Collateral in its possession shall be strictly limited to compliance with Applicable Law and the duty to exercise reasonable care in the custody and preservation of such Pledged Collateral, and such duty shall not include any obligation to ascertain or to initiate any action with respect to or to inform Pledgor of maturity dates, conversion, call, exchange rights, offers to purchase the Pledged Collateral or any similar matters, notwithstanding Lender’s knowledge of these matters. Lender shall not have any duty to take any steps necessary to preserve Pledgor’s rights against prior parties or to initiate any action to protect against the possibility of a decline in the market value of the Pledged Collateral. Lender shall not be obligated to take any actions that Pledgor requests with respect to the Pledged Collateral unless (i) such request is made in writing and Lender determines, in its sole discretion, that the requested actions would not unreasonably jeopardize the value of the Pledged Collateral as security for the Pledge Obligations, and (ii) Pledgor promptly reimburses Lender for the reasonable and documented fees and expenses incurred in undertaking such actions. Such fees and expenses shall accrue interest at a rate determined in accordance with Section 15, and shall be secured by the Pledged Collateral, subject to all of the terms and conditions of this Agreement. Lender may at any time deliver the Pledged Collateral, or any part thereof, to Pledgor, and the receipt thereof by Pledgor shall be a complete and full acquittance for the Pledged Collateral so delivered, and Lender shall thereafter be discharged from any liability or responsibility therefor.
12.
Payment of Taxes, Charges, Liens and Assessments. Pledgor agrees to pay, prior to delinquency, all Taxes and Liens (other than Permitted Liens) against the Pledged Collateral as required by Applicable Law and, upon Pledgor’s failure to do so, Lender, at its sole option, may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge them. Any such payments made by Lender shall be obligations of Pledgor to Lender, due and payable immediately without demand, together with interest at a rate determined in accordance with Section 15, and shall be secured by the Pledged Collateral, subject to all of the terms and conditions of this Agreement.
13.
Remedies. During the continuance of an Event of Default, Lender may do or cause to be done any one or more of the following:
(a)
Proceed to realize upon the Pledged Collateral in any manner or priority;
(b)
Sell, assign and deliver all or any part of the Pledged Collateral in any manner permitted by Applicable Law, at any time and from time to time, at public or private sale, with or without demand and with or without notice or advertisement, for cash, upon credit or for future delivery, as Lender deems reasonably appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Pledgor, and Pledgor waives (to the extent permitted by law) all

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rights of redemption, stay and/or appraisal which Pledgor now has nor may at any time in the future have under any rule of law or statute now existing or hereafter enacted;;
(c)
If notice to Pledgor is required, give written notice to Pledgor ten (10) days prior to the date of public sale of the Pledged Collateral or prior to the date after which private sale of the Pledged Collateral will be made;
(d)
At any public sale, bid or become a purchaser of the Pledged Collateral or any part thereof (including by credit bid), at such price as Lender deems proper, and hold the same thereafter in its own right, free from any claims of Pledgor or any right of redemption;
(e)
Lender shall not be obligated to make any sale of Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Pledged Collateral may have been given. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by Lender until the sale price is paid by the purchaser or purchasers thereof, but Lender shall not incur any liability in case any such purchaser or purchasers fails to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice; and
(f)
As an alternative to exercising the power of sale herein conferred upon it, Lender may proceed by a suit or suits, at law or in equity, to foreclose this Agreement and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts of competent jurisdiction.

Lender’s rights, privileges, powers and remedies shall be cumulative and no single or partial exercise of any of them shall preclude the further or other exercise of any of them. Any waiver, permit, consent or approval of any kind by Lender of any Event of Default, or any such waiver of any provisions or conditions thereof, must be in writing and shall be effective only to the extent set forth in writing. Lender may apply any proceeds of any disposition of the Pledged Collateral, or any part thereof, to the payment of expenses Lender incurred in connection with the foregoing, including documented reasonable attorneys’ fees and expert witness fees, and Lender may apply the balance of such proceeds toward the payment of the Pledge Obligations and in such order of application as Lender may from time to time elect.

14.
Manner of Disposition. Pledgor recognizes that Lender may be unable to effect a public sale of all or part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”), or in applicable state securities laws as now or hereafter in effect, unless registration or qualification, as the case may be, is accomplished. Pledgor acknowledges that Lender may resort to one or more private sales to a single purchaser or a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that private sales may be at prices and other terms less favorable to Pledgor than if such Pledged Collateral were sold at public sale and that Lender has no obligation to delay the sale of any such portion of the Pledged Collateral for the period of time necessary to permit the Borrower to register such securities, even if it would, or should, proceed to register such securities for public sale. Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a “commercially reasonable” manner. Pledgor agrees that Lender need not approach such number and quantity of possible buyers so as to be in violation of the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any applicable state securities laws and that Lender need not approach the maximum number of possible buyers

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under the foregoing laws. Pledgor agrees that Lender and the Lenders shall not have any liability, direct or indirect, for any short-swing profits liability Pledgor incurs under Section 16(b) of the Exchange Act as a result of Lender’s disposition of all or any part of the Pledged Collateral and that a disposition shall not be deemed made in bad faith or in a commercially unreasonable manner for purposes of the Code if it gives rise to short-swing profits under Section 16(b) of the Exchange Act.
15.
Costs, Expenses and Attorneys’ Fees. Pledgor shall reimburse Lender for all reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees, expended or incurred by Lender to enforce this Agreement (including those arising in connection with the custody of, the sale of, or other action upon, any of the Pledged Collateral or Pledgor’s failure to perform or observe any of the provisions hereof). All payments, advances, charges, costs and expenses, including reasonable attorneys’ fees and expert witness fees, made or incurred by Lender in exercising any right, power or remedy conferred by this Agreement or in the enforcement thereof, shall be paid to Lender by Pledgor promptly, together with interest at the Applicable Rate then in effect under the Note.
16.
Indemnification. Pledgor shall indemnify, defend and hold harmless Lender and its directors, managers, officers, employees and agents against all losses, claims, demands and liabilities of every kind caused by or relating to the Pledged Collateral or this Agreement, except for losses, claims, demands or liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence, bad faith, or willful misconduct of the Person(s) or its affiliates seeking such indemnification. The foregoing undertaking shall survive the termination of this Agreement.
17.
Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the first page hereof or to such different address as the addressee shall have designated by written notice sent pursuant to the terms hereof and shall be deemed to have been received either, in the case of personal delivery, at the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Lender’s address for purposes of this Agreement is 1200 West Platt Street, Suite 100, Tampa Florida 33606. Pledgor’s address for purposes of this Agreement is 6 S 2nd St, Suite 517, Hamilton, OH 45011. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.
18.
Entire Agreement; Amendment. This Agreement constitutes the entire agreement between Pledgor and Lender with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, communications, discussions and correspondence concerning such subject matter. This Agreement may be amended or modified only with the written consent of Lender and Pledgor.
19.
Binding Effect. This Agreement shall be binding upon and inure to the benefit of Pledgor and Lender and their respective successors and assigns permitted under the Loan Agreement, except that Pledgor shall not have the right to assign its rights and obligations hereunder or any interest herein without Lender’s prior written consent.
20.
Choice of Law; Venue; Jury Waiver.

(a)
GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED

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IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OF LAW).
(b)
SUBMISSION TO JURISDICTION. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE UNITED STATES DISTRICT COURT OF THE DISTRICT OF DELAWARE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST PLEDGOR OR THE PLEDGED COLLATERAL IN THE COURTS OF ANY JURISDICTION.
(c)
WAIVER OF VENUE. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN THIS SECTION. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)
SERVICE OF PROCESS. EACH PARTY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES HEREUNDER. NOTHING IN THIS AGREEMENT WILL AFFECT A PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)
WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

21.
Severability. Every provision of this Agreement is intended to be severable. If any term or provision of this Agreement shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby. Any invalidity, illegality or unenforceability of any term or provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

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22.
Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, notwithstanding any investigation made by Lender or any of its representatives or agents. Pledgor’s indemnification obligation in Section 16 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have run.
23.
Counterparts. This Agreement may be executed in counterparts, each of which, when executed and delivered, shall constitute an original, but all of which, when taken together, shall constitute a single contract. If any signature is delivered by facsimile transmission or by e‑mail delivery of a “.pdf” format date file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the date first above written.

PLEDGOR:

ARTHUR DEVELOPMENT GROUP, INC.

a Delaware corporation

By: /s/ Ruda Pellini

Name: Ruda Pellini

Title: President

LENDER:

LM FUNDING AMERICA, INC., a Delaware corporation

By: /s/ Richard Russell

Name: Richard Russell

Title: CFO

Signature Page – Pledge Agreement Page 10

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>.<<VER>> \* MERGEFORMAT 4859-6871-8838.1

EXHIBIT A

PLEDGED EQUITY

800 Class A Units, representing 80% of the membership interests in the Borrower as of the date of this Agreement.

Pledge Agreement

EXHIBIT B

SUPPLEMENT TO PLEDGE AGREEMENT

This SUPPLEMENT TO PLEDGE AGREEMENT (the “Supplement”) is made as of ______________, 202_, by and between ARTHUR DEVELOPMENT GROUP, INC. a Delaware corporation, formerly known as Arthur Group Inc., and further formerly known as Arthur Digital Assets, Inc. (“Pledgor”), and LM FUNDING AMERICA, INC. (“Lender”).

BACKGROUND

A.
Pledgor and Lender have entered into a Pledge Agreement, dated as of November ___, 2024 (the “Pledge Agreement”), which provides for the pledge of eighty percent (80%) of the membership interests of Tech Infrastructure JV I LLC, a Delaware limited liability company (the “Borrower”), together with the proceeds thereof as described therein;
B.
Section 1(b) of the Pledge Agreement provides that Pledgor shall pledge one hundred percent (100%) of its share of additional membership interests or other securities of the Borrower acquired by Pledgor, and upon such acquisition shall execute a Supplement to Pledge Agreement substantially in the form of this Supplement; and
C.
Pledgor has acquired ___________ membership interests of the Borrower (the “Additional Equity”);

NOW, THEREFORE, Pledgor and Lender hereby agree as follows:

1.
Pledge. As security for the full and prompt performance of all the Pledge Obligations, Pledgor hereby assigns, transfers to, pledges with, grants a security interest in one hundred percent (100%) of the Additional Equity, which shall hereupon become Collateral for purposes of the Pledge Agreement. Without limiting the foregoing, (i) such Additional Equity, together with all Proceeds (as described in the Pledge Agreement) in respect thereto, are subject to a security interest which is granted in favor of Lender, (ii) Pledgor represents and warrants to Lender with respect of such Additional Equity the matters set forth in Section 7 of the Pledge Agreement, and (iii) all other covenants of Pledgor, rights and powers of Lender and other provisions set forth in the Pledge Agreement shall apply in respect of such Additional Equity as they apply in respect of the Collateral pledged on the date of the Pledge Agreement.
2.
Counterparts. This Supplement may be executed in any number of counterparts, all of which taken together shall constitute one agreement.

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Pledge Agreement

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>.<<VER>> \* MERGEFORMAT 4859-6871-8838.1

IN WITNESS WHEREOF, the parties hereto have executed this Supplement as of the date first above written.

LM FUNDING AMERICA, INC. By: Name: Title:	ARTHUR DEVELOPMENT GROUP, INC. By: Name: Title:

Pledge Agreement

EXHIBIT C

OPERATING AGREEMENT

(see attached)

Pledge Agreement